EX-3.1(ii)
ARTICLES  OF  INCORPORATION  -  NEVADA

                          ARTICLES OF INCORPORATION OF
                        BEACON LIGHT MINING COMPANY INC.

FIRST.   The  name  of  the  corporation  is:

                        BEACON LIGHT MINING COMPANY INC.

SECOND.  The  resident  agent  for  this  corporation  shall  be:

                         CORPORATE SERVICE CENTER, INC.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1475 Terminal Way, Suite E, Reno, Nevada 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is FIFTY MILLION (50,000,000) shares of stock with $0.001 par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may he fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time he increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of direc-tors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows: TREVOR C. ROWLEY, 1475 Terminal Way, Suite E, Reno, NV 89502.

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows: TREVOR C. ROWLEY, 1475 Terminal Way, Suite E, Reno, NV 89502.

EIGHTH.  The  corporation  is  to  have  perpetual  existence.






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NINTH.  No  director or officer of the corporation shall be personally liable to the corpora-tion or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TENTH. This corporation reserves the right to amend, alter, change or repeal any provi-sion contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Tuesday, November 18, 1997.


By:  /s/  Trevor  C.  Rowley
----------------------------
TREVOR  C.  ROWLEY,  Incorporator


STATE  OF  NEVADA)
WASHOE  COUNTY   )

     On this Tuesday, November 18, 1997 in Reno, Washoe County, Nevada, before me, the undersigned, a Notary Public in and for Washoe County. State of Nevada. personally appeared TREVOR C ROWLEY. known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

/s/D.K.  Melius
---------------
Notary  Public

















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